Exhibit 99.1

CONSENT OF PERFORMANCE TRUST CAPITAL PARTNERS, LLC
We hereby consent to the inclusion of our opinion letter to the Board of Directors of Liberty Bancshares, Inc. (the “Company”) as Annex D to the Proxy Statement/Prospectus relating to the proposed merger of Liberty Merger Sub, Inc. with and into the Company contained in the Registration Statement on Form S-4 of Veritex Holdings, Inc., as filed with the Securities and Exchange Commission, and to references to such opinion and the quotation or summarization of such opinion in such Proxy Statement/Prospectus and Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy Statement/Prospectus and Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.
/s/ Performance Trust Capital Partners, LLC
Houston, Texas
September 22, 2017